Contact:

Mark Land

Executive Director - Corporate Communications

(317) 610-2456

mark.d.land@cummins.com

April 26, 2011

Cummins reports strong sales and profits in first quarter

-   Company increases full-year guidance; now expects to earn 14% EBIT on $17 billion in sales

COLUMBUS, IN – Cummins Inc. (NYSE: CMI) today reported sharply higher sales and earnings compared to the first quarter of 2010 on continued strength in key international markets, a recovering North American truck market and productivity improvements.

First quarter sales of $3.9 billion were up 56 percent from $2.5 billion in the same period in 2010. Earnings before interest and taxes (EBIT) were $532 million or 13.8 percent of sales, double the Company’s earnings from the same period a year ago. EBIT as a percentage of sales in the first quarter was at its highest level in at least 25 years.

Net income attributable to Cummins Inc. was $343 million ($1.75 per share) compared to $149 million (75 cents per share) in the first quarter of 2010.

 “Our outstanding first quarter results demonstrate that we are well positioned to take advantage of our significant growth opportunities as markets around the world continue to recover,” said Tim Solso, Chairman and Chief Executive Officer. “The work we have done over the past two years to keep the Company strong during the global economic recession is paying off today.”

As a result of the Company’s performance in the first quarter and its forecast for the remainder of the year, Cummins today increased both its EBIT and sales guidance for 2011. The Company now expects to earn 14 percent EBIT on $17 billion in sales in 2011.

Engine segment sales of $2.4 billion were up 68 percent compared to the same quarter a year ago, which was artificially weak due to a change in emissions standards and the economic downturn. Segment EBIT of $290 million, or 12.1 percent of sales, was a quarterly record.

Engine shipments in the global heavy-duty truck market more than tripled year-over-year, while medium-duty truck engine shipments increased 114 percent. In addition, shipments to global industrial markets such as construction (up 60 percent) and mining (up 59 percent) also were strong.

Sales in the Components segment, propelled by recovery in Europe, growth in China and India, and higher content of emission controls products on engines in North America, were up 47 percent to a record $924 million. Segment EBIT of $105 million, or 11.4 percent, also was a quarterly record for the Components group.

Power Generation sales increased 54 percent to $795 million on the strength of improved sales in its commercial products. Total segment sales in Western Europe increased 88 percent; 81 percent in the Middle East and 47 percent in India. Segment EBIT was $89 million, or 11.2 percent of sales.

The Distribution segment saw a sales increase of 35 percent to $642 million due to growth in most major markets, especially Europe, North and Central America and Asia Pacific. Segment EBIT of $89 million, or 13.9 percent of sales, was a quarterly record.

The Company’s non- U.S. markets continued showing strong growth as sales were up in every major international region compared to the same period last year. Consolidated sales in China were up 66 percent; India 31 percent; Brazil 39 percent; Africa and Middle East 40 percent. Sales outside the United States accounted for 61 percent of the Company’s revenue in the quarter.

“Our first quarter results reflect strong growth in demand for our products across most of our markets,” said Cummins President and Chief Operating Officer Tom Linebarger. “We expect the growth to continue and are investing significantly in the additional capacity needed to serve our customers around the world.”

The Company’s guidance for 2011excludes any gains from the previously announced sale of two businesses, which are expected to close later in the year.

The Company continued to return value to shareholders by repurchasing $190 million worth of Company shares in the first quarter. Cummins also announced a new share repurchase program in February that authorizes the acquisition of up to $1 billion in stock.

First quarter details (all comparisons to the same period in 2010)

Engine Segment

  Sales - $2.4 billion, up 68 percent

  Segment EBIT - $290 million or 12.1 percent of sales, compared to $133 million or 9.3 percent

  Strong demand in Brazil contributed to the growth in the medium-duty engine market

  Demand in emerging economies drove a 68 percent growth in heavy and light duty construction

  Industrial sales are up by $278 million primarily due to strong demand in international markets

  Joint venture income was up by $7 million, led by a significant increase in volume from Dongfong Cummins Engine Company

Power Generation

  Sales - $795 million, up 54 percent from what was the lowest quarter during the economic downturn

  Segment EBIT - $89 million or 11.2 percent of sales, compared to $34 million or 6.6 percent

  Commercial product sales were up 64 percent

    Strongest sales growth was in the Middle East, Latin America, India, the United Kingdom and North America

  Generator Technologies had sales growth of 43 percent

Components

  Sales - $924 million, up 47 percent

  EBIT - $105 million, or 11.4 percent of sales, compared to $57 million or 9.0 percent of sales

  Higher volumes and increased content on aftertreatment products contributed to the improved results

Distribution

  Sales - $642 million, up 35 percent

  EBIT - $89 million or 13.9 percent of sales, compared to $72 million or 15.1 percent of sales

  Increased sales in engines, generators and parts drove strong performance

Click  here  to read the financial statements from the first quarter.

Presentation of Non-GAAP Financial Information
EBIT is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBIT is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at  www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

About Cummins
Cummins Inc., a global power leader, is a corporation of complementary business units that design, manufacture, distribute and service engines and related technologies, including fuel systems, controls, air handling, filtration, emission solutions and electrical power generation systems. Headquartered in Columbus, Indiana, (USA) Cummins employs approximately 40,000 people worldwide and serves customers in approximately 190 countries and territories through a network of more than 600 company-owned and independent distributor locations and approximately 6,000 dealer locations. Cummins earned $1.0 billion on sales of $13.2 billion in 2010. Press releases can be found on the Web at www.cummins.com.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the company's expectations, hopes, beliefs and intentions on strategies regarding the future. It is important to note that the company's actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to, general economic, business and financing conditions, labor relations, governmental action, competitor pricing activity, expense volatility and other risks detailed from time to time in Cummins Securities and Exchange Commission filings.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited) (a)

	Three months ended
	March 27,	December 31,	March 28,
In millions, except per share amounts	2011	2010	2010
NET SALES	$3,860	$4,139	$2,478
Cost of sales	2,903	3,155	1,877
GROSS MARGIN	957	984	601

OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	389	423	335
Research, development and engineering expenses	129	123	92
Equity, royalty and interest income from investees (Note 1)	96	90	76
Other operating (expense) income, net	(6)	(3)	(4)
OPERATING INCOME	529	525	246

Interest income	6	7	3
Interest expense	10	11	9
Other (expense) income, net	(3)	9	17
INCOME BEFORE INCOME TAXES	522	530	257

Income tax expense (Note 2)	157	139	87
CONSOLIDATED NET INCOME	365	391	170

Less: Net income attributable to noncontrolling interests	22	29	21
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$343	$362	$149

EARNINGS PER COMMON SHARE ATTRIBUTABLE
TO CUMMINS INC.
Basic	$1.75	$1.85	$0.75
Diluted	$1.75	$1.84	$0.75

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	195.5	195.8	198.4
Diluted	196.1	196.4	198.7

CASH DIVIDENDS DECLARED PER COMMON SHARE	$0.2625	$0.2625	$0.175

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America (GAAP).

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)
	March 27,	December 31,
In millions, except par value	2011	2010
ASSETS
Current assets
Cash and cash equivalents	$779	$1,023
Marketable securities	307	339
Accounts and notes receivable, net	2,570	2,243
Inventories	2,202	1,977
Deferred income taxes	307	314
Prepaid expenses and other current assets	329	393
Total current assets	6,494	6,289
Long-term assets
Property, plant and equipment	5,026	4,927
Accumulated depreciation	(2,962)	(2,886)
Property, plant and equipment, net	2,064	2,041
Investments and advances related to equity method investees	822	734
Goodwill	368	367
Other intangible assets, net	217	222
Deferred income taxes	187	203
Other assets	574	546
Total assets	$10,726	$10,402

LIABILITIES
Current liabilities
Loans payable	$82	$82
Accounts payable (principally trade)	1,626	1,362
Current portion of accrued product warranty	435	421
Accrued compensation, benefits and retirement costs	323	468
Deferred revenue	189	182
Taxes payable (including taxes on income)	224	202
Other accrued expenses	572	543
Total current liabilities	3,451	3,260
Long-term liabilities
Long-term debt	685	709
Pensions	146	195
Postretirement benefits other than pensions	435	439
Other liabilities and deferred revenue	810	803
Total liabilities	5,527	5,406

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.1 and 221.8 shares issued	1,949	1,934
Retained earnings	4,737	4,445
Treasury stock, at cost, 25.8 and 24.0 shares	(1,153)	(964)
Common stock held by employee benefits trust, at cost, 2.0 and 2.1 shares	(24)	(25)
Accumulated other comprehensive loss
Defined benefit postretirement plans	(620)	(646)
Other	(22)	(74)
Total accumulated other comprehensive loss	(642)	(720)
Total Cummins Inc. shareholders’ equity	4,867	4,670
Noncontrolling interests	332	326
Total equity	5,199	4,996
Total liabilities and equity	$10,726	$10,402

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America (GAAP).

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)
	Three months ended
	March 27,	March 28,
In millions	2011	2010
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$365	$170
Adjustments to reconcile consolidated net income to net cash provided by operating activities:
Depreciation and amortization	79	79
Gain on fair value adjustment for consolidated investee	-	(12)
Deferred income taxes	21	13
Equity in income of investees, net of dividends	(62)	(53)
Pension contributions in excess of expense	(24)	(93)
Other post-retirement benefits payments in excess of expense	(5)	(1)
Stock-based compensation expense	5	6
Excess tax benefits on stock based awards	(2)	(6)
Translation and hedging activities	4	(9)
Changes in current assets and liabilities, net of acquisitions and dispositions:
Accounts and notes receivable	(306)	275
Inventories	(210)	(189)
Other current assets	(2)	3
Accounts payable	251	54
Accrued expenses	(28)	(154)
Changes in other liabilities and deferred revenue	24	29
Other, net	(22)	14
Net cash provided by operating activities	88	126

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(91)	(47)
Investments in internal use software	(10)	(17)
Proceeds from disposals of property, plant and equipment	5	38
Investments in and advances to equity investees	(21)	(11)
Acquisition of businesses, net of cash acquired	-	(71)
Investments in marketable securities—acquisitions	(101)	(133)
Investments in marketable securities—liquidations	134	108
Cash flows from derivatives not designated as hedges	4	(11)
Other, net	2	-
Net cash used in investing activities	(78)	(144)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from borrowings	38	70
Payments on borrowings and capital lease obligations	(45)	(20)
Net borrowings under short-term credit agreements	1	5
Distributions to noncontrolling interests	(21)	(1)
Dividend payments on common stock	(51)	(35)
Repurchases of common stock	(190)	(39)
Excess tax benefits on stock-based awards	2	6
Other, net	4	7
Net cash used in financing activities	(262)	(7)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	8	(20)
Net increase (decrease) in cash and cash equivalents	(244)	(45)
Cash and cash equivalents at beginning of year	1,023	930
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$779	$885

(a)     Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America (GAAP).

CUMMINS INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

		Engine	Power Generation	Components	Distribution	Non-segment Items(1)	Total
	In millions
	Three months ended March 27, 2011
	External sales	$2,006	$557	$660	$637	$-	$3,860
	Intersegment sales	385	238	264	5	(892)	-
	Total sales	2,391	795	924	642	(892)	3,860
	Depreciation and amortization(2)	45	10	18	6	-	79
	Research, development and engineering expenses	80	11	37	1	-	129
	Equity, royalty and interest income from investees	42	8	8	38	-	96
	Interest income	3	1	1	1	-	6
	Segment EBIT	290	89	105	89	(41)	532

	Three months ended December 31, 2010
	External sales	$2,099	$690	$656	$694	$-	$4,139
	Intersegment sales	398	213	262	5	(878)	-
	Total sales	2,497	903	918	699	(878)	4,139
	Depreciation and amortization(2)	46	10	18	6	-	80
	Research, development and engineering expenses	76	13	33	1	-	123
	Equity, royalty and interest income from investees	37	8	6	39	-	90
	Interest income	5	1	1	-	-	7
	Segment EBIT	256	92	83	82	28	541

	Three months ended March 28, 2010
	External sales	$1,173	$378	$453	$474	$-	$2,478
	Intersegment sales	250	139	177	2	(568)	-
	Total sales	1,423	517	630	476	(568)	2,478
	Depreciation and amortization(2)	41	10	20	7	-	78
	Research, development and engineering expenses	60	7	25	-	-	92
	Equity, royalty and interest income from investees	35	6	5	30	-	76
	Interest income	2	1	-	-	-	3
	Segment EBIT	133	34	57	72	(30)	266

(1)

Includes intersegment sales and profit in inventory eliminations and unallocated corporate expenses.  There were no significant unallocated corporate expenses for the three month periods ended March 27, 2011, December 31, 2010 and March 28, 2010.

(2)	Depreciation and amortization as shown on a segment basis excludes the amortization of debt discount that is included in the Condensed Consolidated Statements of Income as “interest expense.”

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Income is shown in the table below:

	Three months ended
	March 27,	December 31,	March 28,
In millions	2011	2010	2010
Segment EBIT	$532	$541	$266
Less:
Interest expense	10	11	9
Income before income taxes	$522	$530	$257

CUMMINS INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

Engine segment net sales by market

2011
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$485	$ ―	$ ―	$ ―	$485
Medium-duty bus and truck	474	―	―	―	474
Light-duty auto and RV	296	―	―	―	296
Industrial	855	―	―	―	855
Stationary power	281	―	―	―	281
Total sales	$2,391	$ ―	$ ―	$ ―	$2,391

2010
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$252	$340	$395	$516	$1,503
Medium-duty bus and truck	217	352	430	436	1,435
Light-duty auto and RV	207	296	239	280	1,022
Industrial	577	656	700	956	2,889
Stationary power	170	255	305	309	1,039
Total sales	$1,423	$1,899	$2,069	$2,497	$7,888

Unit shipments by engine classification (including unit shipments to Power Generation)

2011
Units	Q1	Q2	Q3	Q4	YTD
Mid-range	109,400	―	―	―	109,400
Heavy-duty	20,000	―	―	―	20,000
High horsepower	4,900	―	―	―	4,900
Total units	134,300	―	―	―	134,300

2010
Units	Q1	Q2	Q3	Q4	YTD
Mid-range	69,100	90,500	93,500	115,800	368,900
Heavy-duty	8,700	14,500	15,200	22,800	61,200
High horsepower	3,400	4,800	4,900	5,400	18,500
Total units	81,200	109,800	113,600	144,000	448,600

Power generation segment sales by business

2011
In millions	Q1	Q2	Q3	Q4	YTD
Commercial products	$505	$ ―	$ ―	$ ―	$505
Generator technologies	153				153
Commercial projects	55	―	―	―	55
Consumer	50	―	―	―	50
Power electronics	32	―	―	―	32
Total sales	$795	$ ―	$ ―	$ ―	$795

2010
In millions	Q1	Q2	Q3	Q4	YTD
Commercial products	$307	$436	$519	$569	$1,831
Generator technologies	107	135	140	167	549
Commercial projects	33	57	49	83	222
Consumer	43	49	49	45	186
Power electronics	27	31	34	39	131
Total sales	$517	$708	$791	$903	$2,919

CUMMINS INC. AND SUBSIDIARIES

SEGMENT INFORMATION

(Unaudited)

Component segment sales by business

2011
In millions	Q1	Q2	Q3	Q4	YTD
Turbo technologies	$297	$ ―	$ ―	$ ―	$297
Emission solutions	273				273
Filtration	255	―	―	―	255
Fuel systems	99	―	―	―	99
Total sales	$924	$ ―	$ ―	$ ―	$924

2010
In millions	Q1	Q2	Q3	Q4	YTD

Turbo technologies	$200	$226	$239	$283	$948
Emission solutions	137	170	192	251	750
Filtration	228	250	248	285	1,011
Fuel systems	65	83	90	99	337
Total sales	$630	$729	$769	$918	$3,046

Distribution segment sales by product

2011
In millions	Q1	Q2	Q3	Q4	YTD
Parts and filtration	$235	$ ―	$ ―	$ ―	$235
Power generation	145				145
Engines	140	―	―	―	140
Service	122	―	―	―	122
Total sales	$642	$ ―	$ ―	$ ―	$642

2010
In millions	Q1	Q2	Q3	Q4	YTD
Parts and filtration	$193	$221	$220	$248	$882
Power generation	99	135	125	157	516
Engines	83	109	112	162	466
Service	101	111	116	132	460
Total sales	$476	$576	$573	$699	$2,324

CUMMINS INC. AND SUBSIDIARIES

FINANCIAL MEASURES THAT SUPPLEMENT GAAP

(Unaudited)

Earnings before interest, taxes and noncontrolling interests

We define EBIT as earnings or loss before interest expense, income tax expense and noncontrolling interests in income of consolidated subsidiaries (EBIT).  We use EBIT to assess and measure the performance of our operating segments and also as a component in measuring our variable compensation programs.  Below is a reconciliation of EBIT, a non-GAAP financial measure, to “Net income attributable to Cummins Inc.,” for each of the applicable periods:

	Three months ended
	March 27,	December 31,	March 28,
In millions	2011	2010	2010
Earnings before interest and income taxes	$532	$541	$266

EBIT as a percentage of net sales	13.8%	13.1%	10.7%

Less:
Interest expense	10	11	9
Income tax expense	157	139	87
Consolidated net income	365	391	170

Less:
Net income attributable to noncontrolling interests	22	29	21
Net income attributable to Cummins Inc.	$343	$362	$149

Net income attributable to Cummins Inc. as a
percentage of net sales	8.9%	8.7%	6.0%

We believe this is a useful measure of our operating performance for the periods presented as it illustrates our operating performance without regard to financial methods, capital structure or income taxes.  This measure is not in accordance with, or an alternative for, accounting principles generally accepted in the United States of America and may not be consistent with measures used by other companies.  It should be considered supplemental data.

CUMMINS INC. AND SUBSIDIARIES

SELECTED FOOTNOTE DATA

(Unaudited)

NOTE 1.  EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Income for the interim reporting periods was as follows:

	Three months ended
	March 27,	December 31,	March 28,
In millions	2011	2010	2010
Distribution Entities
North American distributors	$30	$29	$23
Komatsu Cummins Chile, Ltda	4	5	3
All other distributors	1	1	1
Manufacturing Entities
Dongfeng Cummins Engine Company, Ltd.	23	23	18
Chongqing Cummins Engine Company, Ltd.	12	11	10
Tata Cummins, Ltd.	4	3	4
Shanghai Fleetguard Filter Co., Ltd.	4	3	2
Komatsu manufacturing alliances	2	4	2
Cummins Westport, Inc.	1	3	3
Valvoline Cummins, Ltd.	2	1	2
Cummins MerCruiser Diesel Marine, LLC	-	(2)	-
Beijing Foton Cummins Engine Co., Ltd.	(2)	(4)	(2)
All other manufacturers	6	5	3
Cummins share of net income	87	82	69
Royalty and interest income	9	8	7
Equity, royalty and interest income from investees	$96	$90	$76

NOTE 2.  INCOME TAXES

Our effective tax rate for the year is expected to approximate 30 percent, absent any discrete period activity.  Our tax rate is generally less than the 35 percent U.S. statutory income tax rate primarily due to lower tax rates on foreign income and research credits.  The tax rate for the three month period ended March 27, 2011, was 30 percent.

Our effective tax rate for the comparable prior year period was 34 percent and included a discrete tax charge of $7 million (three percent) related to the enactment of the “Patient Protection and Affordable Care Act”.  This rate was less than the 35 percent U.S. statutory income tax rate primarily due to lower tax rates on foreign income.